Exhibit 99.1

Atlantic Union Bankshares Corporation To Release Third Quarter 2022

Financial Results

Richmond, Va., October 5, 2022 – Atlantic Union Bankshares Corporation (the “Company”) today announced that it will release third quarter 2022 financial results before the market opens on Thursday, October 20, 2022.

Following the release, the Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time on Thursday, October 20, 2022.

The listen-only webcast and the accompanying slides can be accessed at: https://edge.media-server.com/mmc/p/st4hi3qy.

For analysts who wish to participate in the conference call, please register at the following URL: https://register.vevent.com/register/BI0d0b7ad4bc21407885cc5e244e5d623f. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 114 branches and approximately 130 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

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Contact:

Bill Cimino, Senior Vice President and Director of Investor Relations 804.448.0937